CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 28, 2015, in Post-Effective Amendment No. 497 to the Registration Statement (Form N-1A No. 333-132380) and related Prospectuses and Statement of Additional Information of WisdomTree Trust.

/s/ ERNST & YOUNG LLP

New York, NY

December 15, 2015